Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based upon the historical financial statements of Air T, Inc. (“Air T” or “the Company”) and Worthington Aviation Parts, Inc. (“Worthington”), as adjusted to give effect to the acquisition of Worthington by Air T, and the related financing transaction, collectively referred to herein as the “Transaction”.

On April 6, 2018, we entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Worthington and on May 4, 2018, we completed our acquisition of Worthington.

The unaudited pro forma condensed combined balance sheet as of March 31, 2018 gives effect to the Transaction as if it had been consummated on March 31, 2018 and includes pro forma adjustments based on Air T management’s preliminary valuations of certain acquired tangible and intangible assets. Air T’s fiscal year ends March 31, 2018; while Worthington employed a calendar year-end, which ended on December 31, 2017. The unaudited pro forma condensed combined balance sheet as of March 31, 2018 was derived from Air T’s audited consolidated balance sheet as of March 31, 2018 and Worthington’s audited consolidated balance sheet as of December 31, 2017.

The unaudited pro forma condensed combined statement of income (loss) for the fiscal year ended March 31, 2018 gives effect to the Transaction as if it had been consummated on April 1, 2017. The unaudited pro forma condensed combined statement of income (loss) for the fiscal year ended March 31, 2018 was derived from Air T’s audited consolidated statement of income (loss) for the fiscal year ended March 31, 2018 and Worthington’s audited consolidated statement of operations for the year ended December 31, 2017. As Worthington’s fiscal year end is within 93 days of Air T’s fiscal year end, the unaudited pro forma condensed combined statement of income (loss) information for the fiscal year ended March 31, 2018 includes Worthington’s annual operating results for its respective fiscal year ended December 31, 2017.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting for business combinations under the guidance of Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under ASC 805, assets acquired and liabilities assumed are recorded at fair value, with any excess purchase price allocated to goodwill. The fair value of identifiable tangible and intangible assets acquired and liabilities assumed are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial statements that Air T’s management believes are reasonable under the circumstances. The result of the final purchase price allocation could be materially different from the preliminary allocation set forth herein.

The unaudited pro forma condensed combined financial information is provided for informational and illustrative purposes only and is not intended to represent or be indicative of the consolidated results of income (loss) or financial position of Air T that would have been reported had the Transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Air T following the consummation of the Transaction. We therefore caution you not to place undue reliance on the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements included herein;

•	the audited consolidated financial statements and the notes thereto of Air T for the fiscal year ended March 31, 2018, included with Air T’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 filed with the United States Securities and Exchange Commission (the “SEC”) on June 29, 2018;

•	Air T’s Current Report on Form 8-K filed with the SEC on May 31, 2018, which includes material information regarding a term loan and a revolving credit facility;

•	the audited consolidated financial statements and the notes thereto of Worthington as of and for the fiscal year ended December 31, 2017 which are included in Exhibit 99.1 to this Form 8-K/A.

The unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies that could result from the acquisition of Worthington by Air T.

AIR T, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)

	Air T Year Ended March 31, 2018	Worthington Year Ended December 31, 2017	Pro-forma Adjustments		Total
Operating Revenues:
Overnight air cargo	$72,845,353	$—	$—		$72,845,353
Ground equipment sales	50,004,507	—	—		50,004,507
Ground support services	35,698,171	—	—		35,698,171
Commercial jet engines and parts	29,506,873	14,948,115	(103,029)	A	44,351,959
Printing equipment and maintenance	6,144,403	—	—		6,144,403
Corporate	182,722	—	—		182,722
Leasing	137,316	—	—		137,316

	194,519,345	14,948,115	(103,029)		209,364,431

Operating Expenses:
Overnight air cargo	63,049,619	—	—		63,049,619
Ground equipment sales	41,567,109	—	—		41,567,109
Ground support services	30,135,613	—	—		30,135,613
Printing equipment and maintenance	2,975,999	—	—		2,975,999
Commercial jet engines and parts	20,502,205	15,699,527	(29,770)	A	36,171,962
Leasing	—	—	—		—
Research and development	195,653	—	—		195,653
General and administrative	29,168,766	—	—		29,168,766
Depreciation, amortization and impairment	2,678,858	—	—		2,678,858

	190,273,822	15,699,527	(29,770)		205,943,579

Operating Income (Loss)	4,245,523	(751,412)	(73,259)		3,420,852
Non-operating Income (Loss):
Gain on sale of marketable securities	93,066	—	—		93,066
Foreign currency gain (loss)	(228,714)	—	—		(228,714)
Other-than-temporary impairment losses on investments	(1,559,972)	—	—		(1,559,972)
Other investment income, net	121,860	—	—		121,860
Interest expense and other	(1,724,771)	(189,804)	27,519	B	(1,887,056)
Gain on asset retirement obligation	562,500	—	—		562,500
Bargain purchase acquisition gain, net of tax	501,880	—	—		501,880
Unrealized loss on interest rate swap	(66,706)	—	—		(66,706)
Unrealized gain on transition to equity method	721,585	—	—		721,585
Equity in income of associated company	(14,644)	—	—		(14,644)

	(1,593,916)	(189,804)	27,519		(1,756,201)

Income (Loss) Before Income Taxes	2,651,607	(941,216)	(45,740)		1,664,651
Income Taxes (benefit)	195,000	—	(319,685)	C	(124,685)

Net Income (Loss)	2,456,607	(941,216)	273,944		1,789,335
Net (Income) Loss Attributable to Non-controlling Interests	(179,498)	—	—		(179,498)

Net Income (Loss) Attributable to Air T, Inc. Stockholders	$2,277,109	$(941,216)	$273,944		$1,609,837

Earnings (Loss) Per Share:
Basic	$1.11				$0.79

Diluted	$1.11				$0.79

Weighted Average Shares Outstanding:
Basic	2,042,806				2,042,806

Diluted	2,047,685				2,047,685

See notes to the unaudited pro forma combined financial statements.

AIR T, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	Air T March 31, 2018	Worthington December 31, 2017	Pro-forma Adjustments		Total
ASSETS
Current Assets:
Cash and cash equivalents (Delphax $241,430)*	$4,803,238	$69,722	$(45,422)	H	$4,827,538
Marketable securities	290,449	—	—		290,449
Restricted cash	269,659	—	—		269,659
Restricted investments	1,235,405	—	—		1,235,405
Accounts receivable, less allowance for doubtful accounts of $801,000 (Delphax $317,000)*	15,157,855	2,092,831	(21,231)	H	17,229,455
Costs and estimated earnings in excess of billings on uncompleted projects	2,012,121	—	—		2,012,121
Notes and other receivables-current	658,630	—	—		658,630
Income tax receivable	1,557,180	—	—		1,557,180
Inventories, net (Delphax $0)*	34,231,005	10,090,146	(5,525,746)	D	38,795,405
Prepaid expenses and other (Delphax $72,269)*	1,455,566	137,186	12,614	H	1,605,366

Total Current Assets	61,671,108	12,389,885	(5,579,785)		68,481,208

Investments in available-for-sale securities	1,026,920	—	—		1,026,920
Property and equipment, net (Delphax $0)*	20,273,171	419,691	(31,891)	H	20,660,971
Cash surrender value of life insurance policies	2,356,507	—	—		2,356,507
Notes and other tax receivables-long-term	311,000	—	—		311,000
Deferred income taxes	—	—	—		—
Investments in funds	324,854	—	—		324,854
Equity method investments	5,032,268	200,083	(10,483)	H	5,221,868
Other assets	420,981	29,066	(29,066)	H	420,981
Intangible assets, net	1,312,472	—	138,000	E	1,450,472
Goodwill	4,417,605	—	—		4,417,605

Total Assets	$97,146,886	13,038,725	(5,513,225)		104,672,386

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable (Delphax $2,145,847)*	$10,181,143	2,464,789	(1,083,089)	H	11,562,843
Income tax payable (Delphax $11,312)*	23,000	—	—		23,000
Accrued expenses (Delphax $3,244,514)*	11,743,973	239,115	(63,915)	H	11,919,173
Payable to stockholder	—	2,768,238	(2,768,238)	F	—
Short-term debt	9,229,690	2,825,000	(2,234,853)	F	9,819,837

Total Current Liabilities	31,177,806	8,297,142	(6,150,095)		33,324,853

Long-term debt (Delphax $0 and $0)*	38,855,260	2,960,000	(200,147)	F	41,615,113
Deferred income taxes	92,000	—	678,217	I	770,217
Other non-current liabilities	785,797	—	—		785,797

Total Liabilities	70,910,863	11,257,142	(6,350,242)		75,817,763

Redeemable non-controlling interest	1,992,939	—	—		1,992,939
Equity:
Air T, Inc. Stockholders’ Equity:
Preferred stock, $1.00 par value, 50,000 shares authorized	—	—	—		—
Common stock, $.25 par value; 4,000,000 shares authorized, 2,043,607 shares issued and outstanding at March 31, 2018, 2,042,789 shares issued and outstanding at March 31, 2017	510,901	2,600,000	(2,600,000)	G	510,901
Additional paid-in capital	4,171,869	6,648,226	(6,648,226)	G	4,171,869
Retained earnings	20,695,981	(5,462,066)	7,402,449	G	22,636,364
Receivable from parent	—	(2,004,577)	2,004,577	G	—
Accumulated other comprehensive loss	(260,900)	—	—		(260,900)

Total Air T, Inc. Stockholders’ Equity	25,117,851	1,781,583	837,017		27,736,451

Non-controlling Interests	(874,767)				(874,767)

Total Equity	24,243,084	1,781,583	837,017		26,861,684

Total Liabilities and Equity	$97,146,886	$13,038,725	$(5,513,225)		$104,672,386

See notes to the unaudited pro forma combined financial statements.

*	Amounts related to Delphax as of March 31, 2018.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transaction

On May 4, 2018, Air T completed the acquisition of substantially all of the assets and assumed certain liabilities of Worthington (the “Transaction”), in each case pursuant to the Asset Purchase Agreement (the “Purchase Agreement”), dated as of April 6, 2018, by and among the Company, Worthington, and Churchill Industries, Inc., as guarantor of Worthington’s obligations as disclosed in the Purchase Agreement.

Worthington is primarily engaged in the business of operating, distributing and selling airplane and aviation parts along with repair services. The Company agreed to acquire the assets and liabilities in exchange for payment to Worthington of $50,000 as earnest money upon execution of the Agreement and a cash payment of $3,400,000 (the “Cash Purchase Price”) upon closing, subject to adjustment for Worthington’s net working capital as of the closing date. In connection with Amendment No. 2 to the Asset Purchase Agreement, dated May 2, 2018, the Cash Purchase Price was reduced by $100,000 to $3,300,000.

On May 25, 2018, Air T’s wholly-owned subsidiaries Worthington Acquisition, LLC, Worthington Aviation, LLC and Worthington MRO, LLC, as Borrowers, completed a loan transaction with Minnesota Bank & Trust (“MBT”) pursuant to which Borrowers obtained from MBT a new revolving loan in the amount of up to $1,500,000 (the “Revolving Loan”) and new term loan in the amount of $3,400,000 (the “Term Loan” and together with the Revolving Loan, the “Loans”). The entire loan proceeds were disbursed by MBT on May 25, 2018 and were used to reduce amounts previously advanced on Air T’s line of credit financing with MBT. Until the Term Loan is paid in full and certain other conditions met, Air T guaranteed up to $3,000,000 of the Loans. The guaranty is thereafter reduced to $1,500,000. The interest rate on Term Loan floats at a rate equal to the one-month LIBOR rate plus 2.5% and the interest rate on the Revolving Loan floats at a rate equal to the one-month LIBOR rate plus 2.0%. The Loans mature on November 30, 2019, at which time the entire unpaid balance of the Loans will be due and payable in full. In addition, the loan agreement contains affirmative and negative covenants and the loans are secured by a first lien on all of the assets of the Borrowers and a pledge of certain assets held by Stratus Aero Partners, LLC, a subsidiary of Air T.

2. Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2018 gives effect to the Transaction as if it had occurred on the balance sheet date. The unaudited pro forma condensed combined statement of income (loss) for the year ended March 31, 2018 gives effect to the Transaction as if it had occurred at the beginning of the period. This information is only a summary, and should be read in conjunction with Air T’s historical financial statements and related notes, and management’s discussion and analysis of financial condition and results of operations contained in the Company’s annual reports, quarterly reports, and other information on file with the SEC. As a result, the acquisition by the Company of Worthington pursuant to the Purchase Agreement will be accounted for using purchase method accounting, upon completion of the final valuation, which is preliminary.

The Company has prepared the unaudited pro forma condensed combined financial statements based on available information, using preliminary assumptions that it believes are reasonable. These unaudited pro forma combined financial statements are being provided for informational purposes only. They do not purport to represent the Company’s actual financial position or results of operations had the Transaction occurred on the dates specified, nor do they project the Company’s results of operations or financial position for any future period or date.

The unaudited pro forma condensed combined statements of income (loss) do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the combination. Pro forma adjustments are preliminary and are based on certain assumptions and other information that are subject to change as additional information becomes available. Accordingly, the adjustments included in the Company’s financial statements published after the completion of the Transaction may vary from the adjustments included in these unaudited pro forma condensed combined financial statements below.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

3. Accounting Policies

The Company is currently conducting a review of accounting policies of Worthington in an effort to determine if differences in accounting policies require reclassification of results of operations or reclassification of assets or liabilities to conform to the Company’s accounting policies and classifications.

Based on the Company’s review, the Company did not identify any significant or material differences in accounting policies that might require adjustment.

4. Estimated Preliminary Purchase Price Allocation

The following table summarizes the fair values of assets acquired and liabilities assumed by Air T as of the closing date:

May 4, 2018
Cash	$24,300
Accounts receivable	2,071,600
Inventory	4,564,400
Other current assets	149,800
Property, plant, and equipment	387,800
Investment in joint venture	189,600
Other non-current assets	—
Trade name	138,000
Accounts Payable	(1,381,700)
Accrued Expenses	(175,200)

Net assets acquired	$5,968,600

Net assets acquired	$5,968,600
Consideration paid	3,350,000

Bargain Purchase Gain	$2,618,600

The transaction resulted in a bargain purchase because Worthington needed access to additional capital to maintain its operations. Through a formal bidding process, the seller determined Air T was the best option for Worthington.

The tax impact related to the bargain purchase gain was to record a deferred tax liability and tax expense against the bargain purchase gain of approximately $678,000. The resulting net bargain purchase gain after taxes was approximately $1,940,000.

5. Unaudited Pro Forma Condensed Combined Statement of Income (Loss) Adjustments

A – Operating Revenues and Operating Expenses

The unaudited pro forma condensed combined statement of income (loss) has been adjusted accordingly for the intercompany eliminations related to the profit recognized on sales during the year from AirCo Services, which is a subsidiary of Air T, to Worthington. Total sales from AirCo Services to Worthington were approximately $103,000 during the fiscal year ended March 31, 2018. In addition, the unaudited pro forma condensed combined statement of income (loss) has been adjusted accordingly for the full year of pro forma accumulated amortization effect of the acquired tradename.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

The following pro forma adjustment to operating expenses in the unaudited pro forma condensed combined statement of income (loss) is shown below:

Add amortization expense associated with the acquired trade name	$27,600
Remove cost of goods sold in connection with intercompany sales	(57,370)

Pro forma adjustment	$(29,770)

B – Interest expense

Borrowings made in connection with the acquisition reflect the rates of interest on the term loan facility, which was entered into as a part of the acquisition, as if the acquisition had taken place on April 1, 2017. The pro forma interest on the term loan facility was calculated using a rate of 4.5903% which is the current rate charged on the facility.

The following pro forma adjustment to the unaudited pro forma condensed combined statement of income (loss) is shown below:

Removal of historical interest expense on Worthington line of credit	$(177,706)
Add estimated interest expense on the new term loan facility	150,187

Pro forma adjustment	$(27,519)

C – Income tax expense

The unaudited pro forma condensed combined statement of income (loss) has been adjusted accordingly for the income tax effect of pro forma adjustments based on the estimated combined statutory tax rate of 35.7%.

6. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

D – Inventory Valuation

Worthington’s inventory, as of the valuation date of May 4, 2018, was adjusted to a preliminary fair value of approximately $4.6 million, a decrease of $5.4 million from the carrying value at that date. Using the historical Worthington balance sheet at December 31, 2017, the decrease in inventory would be $5.5 million from the carrying value as shown in the condensed combined balance sheet. The preliminary fair value calculation is subject to change. The preliminary fair value was determined based on the estimated selling price of the inventory, less any remaining fabrication and selling costs and a normal profit margin on those fabrication and selling efforts. After the acquisition, the step-down in inventory fair value of $5.4 million will decrease cost of sales as the inventory is sold. This decrease is not reflected in the unaudited pro forma condensed combined statement of income (loss) because it does not have a continuing impact; however, it is reflected in the unaudited pro forma condensed combined balance sheet.

E – Intangible Assets

Pro forma adjustments have been made to reflect the estimated fair value of the identified intangible asset acquired based on the estimated purchase price allocation, in accordance with the discounted cash flow method. The unaudited pro forma condensed combined statement of income (loss) has also been adjusted to reflect the amortization of the intangible asset. The fair value of the trade name was determined using the “relief from royalty” method and is preliminarily valued at approximately $138,000. The useful life of the trade name is estimated at 5 years.

F – Current Liabilities and Debt

To finance the acquisition of Worthington, Air T’s wholly-owned subsidiaries Worthington Acquisition, LLC, Worthington Aviation, LLC and Worthington MRO, LLC entered into a new $3.4 million term loan facility.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

In connection with the payable to stockholder and the related party subordinated debt on the historical balance sheet of Worthington, the related party forgave those amounts due and the agreements were terminated. Air T did not assume any of these liabilities as part of the purchase agreement.

The following table presents the total pro forma debt as of March 31, 2018:

Existing Air T debt	$48,084,950
Historical Worthington debt	5,785,000

Total existing and historical debt before payoff and additional borrowings	53,869,950
Payoff of historical Worthington line of credit	(2,825,000)
Forgiveness of subordinated debt	(2,960,000)
Add additional borrowing on Term Loan	3,350,000

Total debt	$51,434,950

G – Stockholders’ Equity

Pro-forma adjustments have been made to remove the historical equity of Worthington. In addition, an adjustment was made to reflect the bargain purchase gain, net of taxes recognized in connection with the acquisition of Worthington.

H – Cash, Accounts Receivable, Other Current Assets, Property and Equipment, Other Non-Current Assets, Accounts Payable and Accrued Expenses

Pro-forma adjustments have been made to reflect the working capital adjustments based on the purchase price allocation as of the acquisition date as shown in Note 4.

I – Deferred Income Taxes

Pro-forma adjustment has been made to reflect the deferred tax liability in connection with the bargain purchase gain based on the estimated combined statutory tax rate of 25.9% as of the acquisition date.